                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2004-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

COLLECTIONS
                                                                                                           DOLLARS
Payments received                                                                                       56,059,834.65
    Plus / (Less) :
         Net Servicer Advances                                                                             (81,740.25)
         Investment Earnings on funds in the Collection Account                                            101,659.67
                                                                                                        -------------
Net Collections                                                                                         56,079,754.07
    Plus / (Less) :
         Funds in Spread Account                                                                        13,882,526.40
                                                                                                        -------------
Total Available Funds                                                                                   69,962,280.47
                                                                                                        =============

DISTRIBUTIONS

    Servicing Fee                                                                        1,443,228.00
    Trustee and Other Fees                                                                   4,366.85
                                                                                         ------------

Total Fee Distribution                                                                                   1,447,594.85

    Note Interest Distribution Amount - Class A-1                               0.00
    Note Interest Distribution Amount - Class A-2                         945,740.12
    Note Interest Distribution Amount - Class A-3                         957,000.00
    Note Interest Distribution Amount - Class A-4                       1,116,775.00
                                                                        ------------
                                                                        3,019,515.12

    Note Principal Distribution Amount - Class A-1                              0.00
    Note Principal Distribution Amount - Class A-2                     50,380,361.34
    Note Principal Distribution Amount - Class A-3                              0.00
    Note Principal Distribution Amount - Class A-4                              0.00
                                                                       -------------
                                                                       50,380,361.34

Total Class A Interest and Principal Distribution                                                       53,399,876.46

    Note Interest Distribution Amount - Class B-1                        175,500.00
    Note Principal Distribution Amount - Class B-1                     1,165,774.09
                                                                       ------------

Total Class B Interest and Principal Distribution                                                         1,341,274.09

    Note Interest Distribution Amount - Class C-1                        192,000.00
    Note Principal Distribution Amount - Class C-1                             0.00
                                                                       ------------

Total Class C Interest and Principal Distribution                                                           192,000.00

    Note Interest Distribution Amount - Class D-1                        176,366.67
    Note Principal Distribution Amount - Class D-1                             0.00
                                                                       ------------

Total Class D Interest and Principal Distribution                                                          176,366.67

    Spread Account Deposit                                                                              13,405,168.40
                                                                                                        -------------

Total Distributions                                                                                     69,962,280.47
                                                                                                        =============

                        WFS FINANCIAL 2004-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

PORTFOLIO DATA:
                                                                    # of loans
      Beginning Aggregate Principal Balance                                      80,854                        1,385,498,525.15

   Less: Principal Payments                                                                (20,524,589.55)
         Full Prepayments                                                        (1,401)   (19,572,158.53)
         Partial Prepayments                                                          -                 -
         Liquidations                                                              (299)    (4,884,936.64)
                                                                                            -------------
                                                                                                                 (44,981,684.72)
                                                                                                               ----------------
      Ending Aggregate Principal Balance                                         79,154                        1,340,516,840.43
                                                                                                               ================

Ending Outstanding Principal Balance of Notes                                                                  1,258,508,039.71
Overcollateralization Amount                                                                                      82,008,800.72
Overcollateralization Level                                                                                                6.12%

OTHER RELATED INFORMATION:

Spread Account:

    Beginning Balance (Including Spread and Capitalized Interest)                           13,854,985.25
          Investment earnings on funds in spread account                                        27,541.15
          Less: Funds included in Total Available Funds                                    (13,882,526.40)
          Deposits                                                                          13,405,168.40
          Reductions                                                                                    -
                                                                                            -------------
    Ending Balance                                                                                                13,405,168.40

    Beginning Initial Deposit (Including Spread and Capitalized                             16,230,477.17
          Interest)
      Repayments                                                                                        -
                                                                                            -------------
    Ending Initial Deposit                                                                                        16,230,477.17

Pre-Fund Account:
    Beginning Balance                                                                                   -
          Investment earnings on funds in pre-fund account                                              -
          Reductions                                                                                 0.00
                                                                                            -------------
    Ending Balance                                                                                                         0.00

Servicer Advances:
    Beginning Unreimbursed Advances                                                          1,392,357.49
    Net Advances                                                                               (81,740.25)
                                                                                            -------------
                                                                                                                   1,310,617.24

Net Charge-Off Data:
    Charge-Offs                                                                              5,859,772.69
    Recoveries                                                                              (1,003,668.45)
                                                                                            -------------
    Net Charge-Offs                                                                                                4,856,104.24

Delinquencies ( P&I):                                               # of loans
    30-59 Days                                                                    1,095     14,939,158.35
    60-89 Days                                                                      301      3,960,370.15
    90-119 Days                                                                     122      1,432,520.24
    120 days and over                                                                 1          9,985.74

Repossessions                                                                        73        773,961.79

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01
 of the Sale and Servicing Agreement)                                                 -

Cumulative Charge-Off Percentage                                                                                           0.30%

WAC                                                                                                                     10.6959%
WAM                                                                                                                      59.988

                        WFS FINANCIAL 2004-3 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

                                BEGINNING                           REMAINING             TOTAL
              ORIGINAL         OUTSTANDING         PRINCIPAL       OUTSTANDING          PRINCIPAL
              PRINCIPAL         PRINCIPAL        DISTRIBUTION       PRINCIPAL          AND INTEREST
CLASSES        BALANCE           BALANCE            AMOUNT           BALANCE           DISTRIBUTION
-------  ----------------    ----------------    -------------   -----------------    --------------
A-1        229,000,000.00                0.00             0.00                0.00              0.00

A-2        458,000,000.00      445,054,175.14    50,380,361.34      394,673,813.80     51,326,101.46

A-3        348,000,000.00      348,000,000.00             0.00      348,000,000.00        957,000.00

A-4        341,000,000.00      341,000,000.00             0.00      341,000,000.00      1,116,775.00

B-1         60,000,000.00       60,000,000.00     1,165,774.09       58,834,225.91      1,341,274.09

C-1         64,000,000.00       64,000,000.00             0.00       64,000,000.00        192,000.00

D-1         52,000,000.00       52,000,000.00             0.00       52,000,000.00        176,366.67
         ================    ================    =============   =================     =============
TOTAL    1,552,000,000.00    1,310,054,175.14    51,546,135.43    1,258,508,039.71     55,109,517.22
         ================    ================    =============   =================     =============

                            NOTE MONTHLY                    TOTAL
                              INTEREST       PRIOR         INTEREST         INTEREST     CURRENT
 NOTE          INTEREST     DISTRIBUTABLE   INTEREST     DISTRIBUTABLE    DISTRIBUTION   INTEREST
CLASSES         RATE           AMOUNT       CARRYOVER       AMOUNT           AMOUNT      CARRYOVER
-------        --------    --------------   ---------    -------------    ------------   ---------
A-1            1.72515%            0.00       0.00               0.00            0.00       0.00

A-2            2.55000%      945,740.12       0.00         945,740.12      945,740.12       0.00

A-3            3.30000%      957,000.00       0.00         957,000.00      957,000.00       0.00

A-4            3.93000%    1,116,775.00       0.00       1,116,775.00    1,116,775.00       0.00

B-1            3.51000%      175,500.00       0.00         175,500.00      175,500.00       0.00

C-1            3.60000%      192,000.00       0.00         192,000.00      192,000.00       0.00

D-1            4.07000%      176,366.67       0.00         176,366.67      176,366.67       0.00
                           ============       ====       ============    ============       ====
  TOTAL                    3,563,381.79       0.00       3,563,381.79    3,563,381.79       0.00
                           ============       ====       ============    ============       ====

                        WFS FINANCIAL 2004-3 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended January 31, 2005
                   for Distribution Date of February 17, 2005

            Detailed Reporting

                                See Schedule F

            WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of January 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated August 01, 2004.

                                     __________________________________________
                                     Lori Bice
                                     Assistant Vice President
                                     Director Technical Accounting

                                     __________________________________________
                                     Susan Tyner
                                     Vice President
                                     Assistant Controller